Exhibit 99.3

SCHEDULE II – VALUATION AND QUALIFYING ACCOUNTS

(in millions)

Description	Balance at beginning of year	Additions charged to costs and expenses	Additions (deductions) charged to other accounts		Deductions		Balance at end of year

FOR THE YEAR ENDED DECEMBER 31, 2003
Allowances deducted from assets:
Accounts and notes receivable	$269	$104	$—		$249	(a)	$124
Inventories	6	4	—		1		9

Total allowances deducted from assets	$275	$108	$—		$250		$133

FOR THE YEAR ENDED DECEMBER 31, 2002
Allowances deducted from assets:
Accounts and notes receivable	$95	$231	$(1	)(d)	$56	(a)	$269
Inventories	6	—	—		—		6

Total allowances deducted from assets	$101	$231	$(1)		$56		$275

FOR THE YEAR ENDED DECEMBER 31, 2001
Allowances deducted from assets:
Accounts and notes receivable	$130	$34	$14	(c)	$83	(a)	$95
Inventories	17	4	(9	)(d)	6	(b)	6

Total allowances deducted from assets	$147	$38	$5		$89		$101

Notes:

(a)	Primarily accounts written off and reversal in 2003 of $98 million of allowances associated with a service contract with MCI
(b)	Obsolete inventory written off and foreign currency translation adjustments
(c)	Additions resulting from acquisitions
(d)	Deductions resulting from divestitures